UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2009, the Board of Directors of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) approved a technical correction to Section 4.2(a) of the company’s Bylaws, effective immediately, to include language regarding the composition of the Board that was inadvertently omitted from the amendments to the Bylaws adopted on September 4, 2008. The amendment added the following to the end of the last sentence of Section 4.2(a):

“and at least one person from an organization that has represented consumer or community interests for not less than two years or one person who has demonstrated a career commitment to the provision of housing for low-income households”

Section 4.2(a), as amended, is set forth below in its entirety:

Section 4.2  Number, Qualification and Term of Office.

(a)        The Board of Directors of the Corporation shall consist of 13 persons, or such other number as the Director of the Federal Housing Finance Agency determines appropriate, who shall be elected annually by the stockholders. The Board of Directors shall at all times have as members at least one person from the homebuilding industry, at least one person from the mortgage lending industry, at least one person from the real estate industry, and at least one person from an organization that has represented consumer or community interests for not less than two years or one person who has demonstrated a career commitment to the provision of housing for low-income households.

A copy of the company’s amended and restated Bylaws is filed as Exhibit 3.1 to this Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Bylaws of the Federal Home Loan Mortgage Corporation, as amended and restated June 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ John R. Dye

John R. Dye
Senior Vice President, Principal Deputy General Counsel — Corporate Affairs

Date: June 8, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Bylaws of the Federal Home Loan Mortgage Corporation, as amended and restated June 5, 2009